FIRST AMENDMENT TO THE

RUBY TUESDAY, INC. 2005 DEFERRED COMPENSATION PLAN

THIS FIRST AMENDMENT is made on this 14th day of December, 2006 by Ruby Tuesday, Inc. a corporation duly organized and existing under the laws of the State of Georgia (hereinafter called the “Primary Sponsor”).

WITNESSETH:

WHEREAS, The Primary Sponsor maintains the Ruby Tuesday, Inc. 2005 Deferred Compensation Plan (the “Plan”) under an indenture dated January 5, 2005; and

WHEREAS, the Primary Sponsor now wishes to amend the Plan to make certain changes in the way matching contributions are calculated under the Plan, to add a vesting schedule for matching contributions made after December 31, 2006, and to amend the eligibility provisions relating to matching contributions.

NOW, THEREFORE, the Primary Sponsor does hereby amend the Plan, effective as of January 1, 2007 as follows:

1.            Effective for contributions made beginning on January 1, 2007, by deleting the existing Section 1.1(b) and substituting therefor the following:

“(b)        ‘Company Matching Account’ which shall be divided into two subaccounts as follows:

(1)          the ‘Pre-2007 Company Matching Subaccount’ which reflects a Member’s interest in contributions credited to a Member pursuant to Plan Section 4, as adjusted pursuant to Plan Section 4, for Plan Years beginning prior to January 1, 2007; and

(2)          the ‘Post-2006 Company Matching Subaccount’ which reflects a Member’s interest in contributions credited to a Member pursuant to Plan Section 4, as adjusted pursuant to Plan Section 4, for Plan Years beginning after December 31, 2006.”

2.	By deleting the existing Section 1.2 and substituting therefor the following:

“1.2	‘Accrued Benefit’ means the vested balance of a Member’s Account.”

3.	By adding the following new Section 1.26:

“1.26     ‘Vesting Service’ means, beginning with an Employee’s most recent date of hire, the number of successive, twelve-consecutive–month periods during which the Employee continues to serve as an Employee. No credit shall be given for any partially completed twelve-consecutive-month period.

Notwithstanding anything contained herein to the contrary, if a Member ceases to be an Employee and is subsequently reemployed by a Plan Sponsor, Vesting Service also shall not include any periods of service prior to such individual’s reemployment.”

4.	By deleting the existing Section 4.1(a) and substituting therefor the following:

“(a)        Each Plan Sponsor proposes to credit on behalf of each Member employed by that Plan Sponsor for allocation to that Member’s Company Matching Account an amount equal to (1) twenty percent (20%) of the Deferral Amounts of a Member up to the Matching Limit in the case of a Member who has fewer than five (5) years of Vesting Service as of the first day of the Plan Year; (2) forty percent (40%) of the Deferral Amounts of a Member up to the Matching Limit in the case of a Member who has at least five (5) years of Vesting Service but fewer than ten (10) years of Vesting Service as of the first day of the Plan Year; and (3) fifty percent (50%) of the Deferral Amounts of a Member up to the Matching Limit in the case of a Member who either (A) has at least ten (10) years of vesting Service as of the first day of the Plan Year; or (B) is designated by the Plan Administrator, with the consent of the Plan Sponsor, as one of a select group of Members to receive such a matching credit. For purposes of this Subsection (a), the ‘Matching Limit’ is the first six percent (6%) of a Member’s Annual Compensation.”

5.	By adding the following new Section 4.1(d):

“(d)        Notwithstanding any other provision of the Plan to the contrary, for any Member who (1) is also a ‘Participant’ in the Ruby Tuesday, Inc. Executive Supplemental Pension Plan (as such term is defined in such plan) and (2) holds a position of Senior Vice President or above (an ‘Excluded Member’), then, beginning with the Plan Year following the year in which a Member becomes an Excluded Member, such Member shall no longer receive matching credits under Section 4.1(a) of the Plan. Members who meet the criteria for ‘Excluded Members’ in the 2006 Plan Year shall no longer receive matching credits under Section 4.1(a) of the Plan beginning with the 2007 Plan Year. Notwithstanding the immediately preceding sentence, if at the end of a Plan Year, a Member ceases to meet the criteria for being an Excluded Member (whether by reason of demotion, job reclassification, or otherwise), then such Member shall again be eligible for matching credits under Section 4.1(a) as of the beginning of the following Plan Year; provided such Member is otherwise eligible for matching credits hereunder.”

6.	By adding the following new Section 4.2:

“4.2       Vesting. That portion of a Member’s Account in which he is vested at any given time shall be:

(a)          his Employee Deferred Account and his Pre-2007 Company Matching Subaccount which shall be fully vested and nonforfeitable at all times; and

(b)          his Post-2006 Company Matching Subaccount computed according to the following vesting schedule:

Full Years of	Percentage
Vesting Service	Vested
Less than 3	0%
3 or more	100%”

7.            By deleting the existing Sections 7.1(a) and (b) and substituting therefor the following:

“7.1        (a)         A Member may elect, at the time of a deferral election for a given Plan Year, to receive payment of the amount deferred by such election, and all vested matching credits and earnings attributable thereto, in any of the following forms at the times indicated:

(1)          a lump sum distribution in the January of the year of the Member’s choice or, if earlier, in the month of January following the calendar year in which the Member terminates employment; or

(2)          in annual installments for a period not to exceed ten (10) years commencing in the January of the year of the Member’s choice or, if earlier, commencing in the month of January following the calendar year in which the Member terminates employment.

(b)          For amounts deferred for any given Plan Year, and all vested matching credits and earnings attributable thereto, in which an election pursuant to Plan Section 7.1(a) or Section 7.1(c) is not validly in effect, the distribution of such amounts, credits, and earnings shall occur in the form of a lump sum distribution no later than the January immediately following the later of a Member’s termination of employment or the Member’s attainment of age 55. Notwithstanding the foregoing, if a Member is still employed by a Plan Sponsor upon the attainment of age 65, payment of any such amounts, credits, and earnings attributable thereto, that are subject to this Section 7.1(b) shall be made in the form of a lump sum distribution no later than the end of the January following the year in which the Member attains age 65. Transfer of a Member from one Plan Sponsor to another Plan Sponsor or to an Affiliate shall not be deemed for any purpose under the Plan to be a termination of employment by the Member.”

8.	By deleting the existing Section 7.2(a) and substituting therefor the following:

“(a)        Upon the death of a Member who dies prior to the date on which he is entitled to the commencement of payments of his Accrued Benefit, the Member’s Beneficiary shall be entitled to the vested portion of the Member’s Account, determined in accordance with Sections 4.2 and 7.4. The form of payment of the Accrued Benefit shall be in a lump sum and payment shall be made no later than sixty (60) days after the death of the Member.”

9.	By adding the following new Section 7.4:

“7.4        Notwithstanding anything in Section 7.1 to the contrary, no distribution of a Member’s Accrued Benefit under the Plan shall include amounts credited to a Member’s Account under Plan Section 4 in which a Member is not vested, and, instead, any such nonvested amounts shall be forfeited by the Member. The vested portion of a Member’s Account shall be determined in accordance with Section 4.2; provided, however, that a Member becomes fully vested in his Account upon attaining age 65 while in the employ of a Plan Sponsor or upon experiencing a termination of employment with a Plan Sponsor due to a disability within the meaning of Code Section 72(m)(7) or would be entitled to disability retirement benefits under the Social Security Act.”

Except as specifically amended hereby, the Plan shall remain in full force and effect prior to this First Amendment.

IN WITNESS WHEREOF, the Primary Sponsor has caused this First Amendment to be executed on the day and year first above written.

RUBY TUESDAY, INC.

By:   Samuel E. Beall, III

Title:President, Chairman and Chief Executive Officer

ATTEST:

By:	Scarlett May

Title:	VP, General Counsel and Secretary

[CORPORATE SEAL]

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